February 16, 2011

BARRETT GROWTH FUND (THE “FUND”)
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS (THE “TRUST”)

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 25, 2011

The information in the following table replaces the table on page 4 of the Proxy Statement, showing the name of each person who owns of record, or beneficially, 10% of more of the outstanding voting securities of Barrett Asset Management, LLC.  The business address of each person included in the following table is 90 Park Avenue, New York, New York 10016.

Name	% of Ownership Interests Held
Barrett 2010 Family Trust, J. David Barrett IV and Douglas H. Olin, Co-Trustees	24.999%
Peter H. Shriver	24.999%
Robert J. Milnamow	20.0005%
E. Wells Beck	10.0005%
Christina A. Bater	10.0005%
John G. Youngman	10.0005%

Except as amended above, the Proxy Statement is unchanged.  This Supplement is being mailed on or about February 16, 2011 to the Fund’s shareholders entitled to vote at the Special Meeting to be held on February 25, 2011.

We urge you to read this Supplement carefully, together with the Proxy Statement.